EMCORE Corporation Reports Fiscal 2003 Second Quarter and Six Month Results

     o Second Quarter Revenues Increase 19% Sequentially from First Quarter to $27.7 million

     o Revenues Expected to Increase 20% in the Third Quarter to $32-$34 million

SOMERSET, N.J., May 7, 2003 /PRNewswire-FirstCall/ -- EMCORE Corporation (Nasdaq: EMKR - news), a leading provider of semiconductor technologies for global communications applications, today reported financial results for the fiscal 2003 second quarter ended March 31, 2003.

Revenues for the quarter ended March 31, 2003 were $27.7 million, an increase of 20% from the $23.1 million reported in the second quarter of fiscal 2002 and an increase of 19% from the $23.2 million reported in the first quarter of fiscal 2003. Revenues for the six months ended March 31, 2003 were $50.9 million, an increase of 21% from the $42.2 million reported in the six months ended March 31, 2002. For the six-month period, systems-related revenues of $24.6 million have increased 68% from the prior year and materials-related revenues of $26.3 million have decreased 5% from the prior year. On a sequential basis, systems-related revenues decreased 22% and materials-related revenues increased 80% from the prior quarter. In late January, EMCORE acquired Agere's West Coast optoelectronics business, ORTEL Corporation, for approximately $26.2 million in cash. Ortel contributed approximately $7.1 million of materials-related revenues to the second quarter of fiscal 2003.

On a generally accepted accounting principles (GAAP) basis, net loss for the second quarter of fiscal 2003 was $12.5 million or $0.34 loss per share compared to net loss of $68.7 million or $1.88 loss per share in the second quarter of fiscal 2002 and net loss of $2.9 million or $0.08 loss per share in the first quarter of fiscal 2003. The increase in operating expenses in the second quarter of fiscal 2003 when compared to the first quarter of fiscal 2003 was a direct result of the ORTEL acquisition. Excluding impairment and restructuring charges of $50.4 million, net loss for the second quarter of fiscal 2002 was $18.3 million or $0.50 loss per share. Excluding the gain from debt extinguishment of $6.6 million, net loss for the first quarter of fiscal 2003 was $9.5 million or $0.26 loss per share.

Net loss for the six months ended March 31, 2003 was $15.4 million or $0.42 loss per share compared to net loss of $99.7 million or $2.74 loss per share for the six months ended March 31, 2002. Excluding impairment, restructuring, and other expense from fiscal 2002 and the gain from debt extinguishment from fiscal 2003, net loss for the six months ended March 31, 2003 was $22.1 million or $0.60 loss per share, compared to net loss of $36.0 million or $0.99 loss per share in the six months ended March 31, 2002.

"We continue to meet the challenges in our target markets, and we are very excited about the recent acquisition of ORTEL and the opportunities it creates for our Company," said Reuben F. Richards, Jr., President and CEO of EMCORE Corporation. "ORTEL complements our current portfolio of solutions for high speed data and telecommunications networking systems, and allows us to extend our leadership into a new market area for CATV and Fiber to the User applications (FTTX). We are also pleased that EMCORE's cost cutting measures have resulted in considerable improvement to our bottom line and cash flows." commented Richards. "The significant decline in operating expenses from prior year and expected sequential revenue growth demonstrates EMCORE's commitment to streamlining its operations and improving shareholder value."

As a supplement to the consolidated financial statements presented on a GAAP basis, EMCORE provides additional non-GAAP measures for net loss and net loss per share in this press release. A non-GAAP financial measure is a numerical measure of a company's performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EMCORE believes that the additional non-GAAP measures are useful to investors for financial analysis. Management uses these measures internally to evaluate its operating performance and the measures are used for planning and forecasting of future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Please consult the table immediately following the Statement of Operations for a reconciliation of GAAP results to non-GAAP results.

EMCORE will discuss the results further on a conference call to be held tomorrow, Thursday, May 8, 2003 at 9:00 a.m. ET. To participate, U.S. callers should dial (888) 896-0863 and international callers should dial (973) 582-2703. A replay of the call will be available beginning May 8, 2003 at 11:30 a.m. ET until May 5, 2003 at 11:59 p.m. ET. The U.S. replay call-in number is (877) 519-4471 and the access code is #3836977. The international replay number is
(973) 341-3080 and the access code is #3836977. The call will also be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE
EMCORE Corporation offers a versatile portfolio of compound semiconductor products for the broadband and wireless communications and solid-state lighting markets. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders and pioneers in the world of compound semiconductors. EMCORE's solutions include: optical components for high speed data and telecommunications; solar cells and solar panels for global satellite communications; electronic materials for high bandwidth communications systems, such as Internet access and wireless telephones; MOCVD tools for the growth of GaAs, AlGaAs, InP, InGaP, InGaAlP, InGaAsP, GaN, InGaN, AlGaN, and SiC epitaxial materials used in numerous applications, including data and telecommunications modules, cellular telephones, solar cells and high brightness LEDs. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements include, without limitation, (a) statements regarding anticipated results from EMCORE's recent acquisition of Ortel; (b) any statements or implications regarding EMCORE's ability to remain competitive and a leader in its industry, and the future growth of EMCORE, the industry and the economy in general; (c) statements regarding the expected level and timing of benefits to EMCORE from its restructuring and realignment efforts, including (i) expected cost reductions and their impact on EMCORE's financial performance and (ii) expected improvement to EMCORE's product and technology development programs;
(d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the third quarter of fiscal 2003; and (e) EMCORE's beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items EMCORE includes in the same, as well as any benefits to investors EMCORE believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (1) difficulties in integrating the Ortel's operations into EMCORE's operations and the uncertainty as to the results to be achieved by EMCORE in connection with this acquisition; (2) EMCORE's restructuring and realignment efforts may not be successful in achieving their expected benefits, may be insufficient to align EMCORE's operations with customer demand and the changes affecting our industry, or may be more costly than currently anticipated; (3) due to the current economic slowdown, in general, and setbacks in our customers' businesses, in particular, our ability to predict EMCORE's financial performance for future periods is far more difficult than in the past; and (4) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

                                                EMCORE CORPORATION
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (in thousands, except per share data)
                                                   (unaudited)

                                                           Three Months Ended              Six Months Ended
                                                               March 31,                       March 31,
                                                     ------------------------------------------------------------
                                                           2003          2002              2003        2002
                                                     ------------------------------------------------------------
Revenues:
   Systems-related...................................    $10,777       $ 4,341           $24,619     $14,636
   Materials-related.................................     16,897        18,737            26,301      27,579
                                                     ------------------------------------------------------------
         Total revenues..............................     27,674        23,078            50,920      42,215
         Cost of revenues............................     24,923        32,208            45,943      48,800
                                                     ------------------------------------------------------------
                  Gross profit (loss)................      2,751        (9,130)            4,977      (6,585)

Operating expenses:
   Selling, general and administrative...............      7,392         9,483            13,171      16,481
   Research and development..........................      5,428        11,625             9,034      23,572
   Gain from debt extinguishment.....................          -             -            (6,614)          -
   Impairment and restructuring......................          -        35,939                 -      35,939
                                                     ------------------------------------------------------------
         Total operating expenses....................     12,820        57,047            15,591      75,992
                                                     ------------------------------------------------------------
                  Operating loss.....................    (10,069)      (66,177)          (10,614)    (82,577)

Other expenses:
   Interest expense, net.............................      1,741         1,682             3,522       2,610
   Other expense.....................................          -             -                 -      13,262
   Equity in net loss of unconsolidated affiliate....        731           851             1,302       1,228
                                                     ------------------------------------------------------------
         Total other expenses........................      2,472         2,533             4,824      17,100
                                                     ------------------------------------------------------------

                        Net loss.....................   ($12,541)     ($68,710)         ($15,438)   ($99,677)
                                                     ============================================================

Per share data:
Net loss per basic and diluted shares................     ($0.34)       ($1.88)           ($0.42)     ($2.74)
                                                     ============================================================

Weighted average basic shares outstanding used in
     per share data calculations.....................     36,936        36,567            36,857      36,399
                                                     ============================================================

Reconciliation of non-GAAP net loss
and net loss per share:

                        GAAP net loss................   ($12,541)     ($68,710)         ($15,438)   ($99,677)
                                                     ============================================================
Adjustments:
   Inventory obsolescence charge.....................          -        11,900                 -      11,900
   Accounts receivable loss provision................          -         2,603                 -       2,603
   Gain from debt extinguishment.....................          -             -            (6,614)          -
   Impairment and restructuring......................          -        35,939                 -      35,939
   Other expense: investment write-down..............          -             -                 -      13,262
                                                     ------------------------------------------------------------

                        Non-GAAP net loss............   ($12,541)     ($18,268)         ($22,052)   ($35,973)
                                                     ============================================================

Non-GAAP net loss per basic and diluted shares.......     ($0.34)       ($0.50)           ($0.60)     ($0.99)
                                                     ============================================================

                                                    EMCORE CORPORATION
                                                CONSOLIDATED BALANCE SHEETS
                                        As of March 31, 2003 and September 30, 2002
                                                      (in thousands)
                                                                                           As of               As of
                                                                                         March 31,         September 30,
                                      ASSETS                                                2003                2002
                                                                                        (unaudited)
Current assets:
  Cash and cash equivalents.......................................................         $37,845            $42,716
  Marketable securities...........................................................           5,876             41,465
  Accounts receivable, net........................................................          20,831             23,817
  Accounts receivable, related party..............................................             481                518
  Inventories.....................................................................          29,907             31,027
  Other current assets............................................................           2,237              1,188
                                                                                   -----------------------------------
       Total current assets.......................................................          97,177            140,731
Property, plant and equipment, net................................................         102,185            101,302
Goodwill..........................................................................          30,366             20,384
Investments in unconsolidated affiliate...........................................           9,140              8,482
Other assets, net.................................................................          17,111             15,044
                                                                                   -----------------------------------

       Total assets...............................................................        $255,979           $285,943
                                                                                   ===================================

                       LIABILITIES and SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................................         $10,191            $10,346
  Accrued expenses................................................................          13,809             12,875
  Advanced billings...............................................................           3,081              5,604
  Capitalized lease obligation - current..........................................              79                 81
                                                                                   -----------------------------------
       Total current liabilities..................................................          27,160             28,906
Convertible subordinated notes....................................................         161,750            175,000
Capitalized lease obligation, net of current portion..............................              59                 87
                                                                                   ------------------------------------

       Total liabilities..........................................................         188,969            203,993

Commitments and contingencies.....................................................

Shareholders' equity:
   Preferred stock, $0.0001 par, 5,882 shares authorized, no shares outstanding...               -                  -
   Common stock, no par value, 100,000 shares authorized, 37,017 shares issued and 36,998 outstanding at March 31, 2003; 36,772 shares issued and 36,752
    outstanding at September 30, 2002.............................................         334,567            334,051
   Accumulated deficit............................................................        (266,351)          (250,913)
   Accumulated other comprehensive loss...........................................            (240)              (222)
   Shareholders' notes receivable.................................................             (34)               (34)
   Treasury stock, at cost; 19 shares.............................................            (932)              (932)
                                                                                   -----------------------------------

       Total shareholders' equity.................................................          67,010             81,950
                                                                                   ------------------------------------
       Total liabilities and shareholders' equity.................................        $255,979           $285,943
                                                                                   ===================================

CONTACT:
EMCORE  Corporation                                  TTC Group
Tom Werthan - Chief Financial Officer       or       Victor Allgeier
(732) 271-9090                                       (212) 227-0997
info@emcore.com                                      info@ttcominc.com